

<ARTICLE>  BD
<LEGEND>
This schedule contains summary information extracted from the consolidated financial statements of The Charles Schwab Corporation for the year ended
December 31, 1997 and is qualified in its entirety by referencing to such financial statements. This period has been restated to reflect the merger of The
Charles Schwab Corporation and U.S. Trust Corporation.
</LEGEND>

<MULTIPLIER> 1000

<PERIOD-TYPE>                          12-MOS
<FISCAL-YEAR-END>                      Dec-31-1997
<PERIOD-END>                           Dec-31-1997
<CASH>                                   3,402,102
<RECEIVABLES>                            8,018,583
<SECURITIES-RESALE>                      4,707,187
<SECURITIES-BORROWED>                            0
<INSTRUMENTS-OWNED>                      1,317,314
<PP&E>                                     420,254
<TOTAL-ASSETS>                          20,296,689
<SHORT-TERM>                               448,232
<PAYABLES>                              14,228,865
<REPOS-SOLD>                                     0
<SECURITIES-LOANED>                              0
<INSTRUMENTS-SOLD>                               0
<LONG-TERM>                                433,303
<PREFERRED-MANDATORY>                            0
<PREFERRED>                                      0
<COMMON>                                    13,073
<OTHER-SE>                               1,363,190
<TOTAL-LIABILITY-AND-EQUITY>            20,296,689
<TRADING-REVENUE>                          257,985
<INTEREST-DIVIDENDS>                     1,111,806
<COMMISSIONS>                            1,182,901
<INVESTMENT-BANKING-REVENUES>                    0
<FEE-REVENUE>                              739,323
<INTEREST-EXPENSE>                         667,345
<COMPENSATION>                           1,135,472
<INCOME-PRETAX>                            530,906
<INCOME-PRE-EXTRAORDINARY>                 321,309
<EXTRAORDINARY>                                  0
<CHANGES>                                        0
<NET-INCOME>                               321,309
<EPS-BASIC>                                  .25 <F1>
<EPS-DILUTED>                                  .24 <F1>

<F1>  The information  has been prepared in accordance  with SFAS No. 128. Basic and diluted EPS have been entered in place of primary and fully diluted, respectively. Includes the effects of the three-for-two common stock split declared May 3, 2000 and payable May 30, 2000.


